SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas  76102
    (Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code   817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As disclosed in the Quarterly Report on Form 10-Q filed by Wound Management Technologies, Inc. (the “Company”) for the three months ended September 30, 2012, on August 17, 2012, Tonaquint, Inc. (“Tonaquint”)  and the Company entered into a forbearance agreement with respect to that certain Secured Convertible Promissory Note in the original principal amount of $560,000 (the “Note”), pursuant to which Tonaquint agreed, among other things, to refrain from exercising its rights under the Note through October 16, 2012, subject to certain optional extensions.

On December 5, 2012, Tonaquint and the Company entered into a First Amendment to Forbearance Agreement, extending the period of forbearance on the Note through January 29, 2013, and providing for three optional 30-day extension periods for which the Company would be required to pay a total of $20,000 in cash or, at the Company’s election, in a combination of cash and stock.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	Forbearance Agreement dated August 17, 2012
10.2	Amendment to Forbearance Agreement dated December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: December 10, 2012
By: /s/ Robert Lutz, Jr.
Robert Lutz, Jr., Chief Executive Officer